Exhibit 16

                          Stephen A Diamond letterhead





April 21, 2004


Securities and Exchange Commission
Washington, D. C. 20549


Gentlemen:

We have read the statement made by Assuretec Holdings, Inc., that we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 21, 2004. We agree with the statement insofar as it relates to Stephen A. Diamond CA.


Very truly yours,


/s/ Stephen A. Diamond
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Stephen A. Diamond, Chartered Accountant